As filed with the Securities and Exchange Commission on December 23, 2025

Registration No. 333-268993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infobird Co., Ltd

(Exact name of Registrant as Specified in its Charter)

Cayman Islands	Not applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Room 706, 7/F, Low Block, Grand Millennium Plaza,
181 Queen’s Road Central,

Central, Hong Kong

+852 36909227
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.
Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Place, Central
Hong Kong SAR
Telephone: +852-3923-1111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is filed by Infobird Co., Ltd (the “Company”), and amends the registration statement initially filed on Form F-3 (File No. 333-268993) with the Securities and Exchange Commission (the “Commission”) on December 23, 2022 (the “Registration Statement”), registering securities of the Company to be sold using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended.

The offering of securities pursuant to the Registration Statement has been abandoned and approximately $25,697,405   of securities were sold under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered (including Ordinary Shares, debt securities, warrants and Units to purchase such Ordinary Shares, warrants and/or debt securities) that remain unsold, the Company hereby amends the Registration Statement to remove from registration all of the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 23, 2025.

INFOBIRD CO., LTD

By:	/s/ Xiangyang Wen
Name:	Xiangyang Wen
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Xiangyang Wen	Chief Executive Officer, Chairman of Board of Directors and Director	December 23, 2025
Xiangyang Wen	(Principal Executive Officer)

/s/ Yiting Song	Chief Financial Officer and Director	December 23, 2025
Yiting Song	(Principal Accounting and Financial Officer)

*	Independent Director	December 23, 2025
Qian Qu

*	Independent Director	December 23, 2025
Cheuk Yee Li

*	Independent Director	December 23, 2025
Zhihua Chen

*By:	/s/ Xiangyang Wen
Attorney-in-fact
Xiangyang Wen